UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

RADNET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:	Not applicable

(2)	Aggregate number of securities to which transaction applies:	Not applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):	Not applicable

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

May 6, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of RadNet, Inc. to be held at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California on Friday, June 5, 2009, at 10:00 a.m. (Pacific time).

The attached notice of annual meeting and proxy statement include the agenda for the stockholders' meeting, explain the matters that we will discuss at the meeting and provide general information about our company.

Your vote is very important.  We have provided a postage-paid envelope for your convenience.  If you plan to attend the annual meeting and prefer to vote in person, you may still do so even if you have already given your proxy.  If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that allows you to vote by telephone or the Internet.  If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

We look forward to seeing you at the annual meeting.

Sincerely, Norman R. Hames Corporate Secretary

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025
____________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 5, 2009
____________________________________________

The annual meeting of stockholders of RadNet, Inc. will be held at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California on Friday, June 5, 2009, at 10:00 a.m. (Pacific time) for the following purposes:

1.           To elect seven nominees named in the attached proxy statement as directors to hold office until the 2010 annual meeting of stockholders;

2.           To amend the 2006 Equity Incentive Plan to increase the number of shares available to 6,500,000;

3.           To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.           To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement.

The board of directors has fixed the close of business on May 4, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.  A list of stockholders entitled to vote at the meeting will be available for inspection at our offices.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting to be held on June 5, 2009: In accordance with new rules issued by the Securities and Exchange Commission, you may access our 2008 Annual Report and our Proxy Statement at  http://materials.proxyvote.com/750491 which does not have “cookies” that identify visitors to the site.

By order of the board of directors,

Norman R. Hames
Corporate Secretary
May 6, 2009

All stockholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting.  A postage-paid return envelope is enclosed for your convenience.  Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc.  See "Voting Shares Registered in the Name of a Broker or Bank" in the proxy statement for further details on the Broadridge program.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025
___________________________

2009 PROXY STATEMENT
___________________________

General Information

The board of directors of RadNet, Inc., a Delaware corporation, is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2009 annual meeting of stockholders.  The meeting will be held at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California on Friday, June 5, 2009, at 10:00 a.m. (Pacific time) or at any adjournment or postponement thereof, for the purposes stated herein.  This proxy statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

We will begin mailing this proxy statement and the accompanying proxy card on or about May 6, 2009 to all stockholders of record that are entitled to vote.  Only stockholders that owned our common stock at the close of business on May 4, 2009, the record date, are entitled to vote at the annual meeting.  On the record date, approximately 36,825,854 shares of our common stock were outstanding.

Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the meeting.  The proxy card indicates the number of shares of our common stock that you own.  We will have a quorum to conduct the business of the annual meeting if holders of a majority of the shares of our common stock are present in person or represented by proxy.  Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Directors will be elected by a plurality of votes cast by shares present or represented at the meeting.  Shares not present at the meeting, broker non-votes and shares voting “abstain” will have no impact on the election of directors.  The proposals to increase the number of shares available under the 2006 Equity Incentive Plan and to ratify the appointment of our independent registered public accounting firm must be approved by a majority of the shares present in person or represented by proxy and entitled to vote on such matters at the annual meeting.  With respect to such proposals, abstentions will be included in the number of shares present and entitled to vote with respect to such proposals and, accordingly, will have the effect of a vote "AGAINST" the proposal. However, broker non-votes with respect to such proposals will not be counted as shares present and entitled to vote and, accordingly, will not have any effect with respect to the approval of such proposals (other than to reduce the number of affirmative votes required to approve the proposal).

Voting Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of two ways:

•	Attend the 2009 annual meeting and vote in person; or

•	Complete, sign, date and return the enclosed proxy card.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.

A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet.  If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at Broadridge's web site at http://www.proxyvote.com.

If you wish to vote in person at the annual meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Tabulation of Votes

A representative from our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes.  The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the meeting or any adjournment or postponement of the meeting (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified in the instructions you receive from your broker or bank).  If no instruction is given, then the proxy will be voted for the nominees for director, for the amendment to the 2006 Equity Incentive Plan to increase the number of shares available for grant and for the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.  In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other stockholder matter presented at the meeting.

Revocability of Proxies

As a stockholder of record, once you have submitted your proxy you may revoke it at any time before it is voted at the meeting.  You may revoke your proxy in any one of three ways:

•	You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the annual meeting; or

•	You may vote in person at the annual meeting.

Solicitation

This solicitation is made by our board of directors, and we will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.  We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners.  Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents.  No additional compensation will be paid to these individuals for these services.

Stockholder Proposals for 2010

Requirements for Stockholder Proposals to be Considered for Inclusion in RadNet, Inc.'s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2010 annual meeting must be received by us not later than January 6, 2010, in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice of the proposal or nomination in writing to our Corporate Secretary.  To be timely for the 2010 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between January 28, 2010 and February 27, 2010.  A stockholder's notice to the Corporate Secretary must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws.

Separate Copy of Annual Report or Proxy Materials

If you share an address with another stockholder, each stockholder may not receive a separate copy of our annual report and proxy materials.  Stockholders who do not receive a separate copy of our annual report and proxy materials, and who want to receive a separate copy, may request to receive a separate copy of our annual report and proxy materials by writing to Investor Relations at RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025 or by calling 310-445-2955.  We will undertake to deliver promptly a copy of the annual report or proxy materials, as applicable, upon the receipt of such request.  Stockholders who share an address and receive multiple copies of our annual report and proxy materials may also request to receive a single copy following the instructions above.

Stockholder Communications to the Board

Stockholders who wish to send communications to our board of directors may do so by sending them in care of our Secretary at the address on the cover page of this Proxy Statement. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the board. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the board or just certain specified directors. Our Secretary will have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to our business or our governance, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all stockholder communications which are not forwarded and such communications will be available to any director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2009, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock,

•	each of our Named Executive Officers and directors, and

•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 35,924,279 shares of common stock outstanding on March 31, 2009.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2009.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner ##	Shares Beneficially Owned**
	Number		Percent
5% or Greater Stockholders:
Howard G. Berger, M.D.	6,507,500		15.4
WC Capital Management, LLC(1)	3,206,746		7.6
Directors and Named Executive Officers:
Howard G. Berger, M.D.(2)	6,507,500		15.4
Marvin S. Cadwell	118,928	(3)	*
John V. Crues, III, M.D.	673,262	(4)	1.6
Norman R. Hames	1,576,237	(5)	3.7
Lawrence L. Levitt	150,000	(6)	*
Michael L. Sherman, M.D.	125,315	(7)	*
David L. Swartz	185,000	(8)	*
Jeffrey L. Linden	885,000	(10)	2.1
Mark D. Stolper	492,205	(11)	1.2
All directors and executive officers as a group (10 persons)	10,640,642	(12)	25.2

_______________________

##       Except as otherwise indicated, the address for each beneficial owner is 1510 Cotner Avenue, Los Angeles, California 90025.

*        Represents less than 1%.

**       Subject to applicable community property statutes and except as otherwise noted, each holder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

(1)          According to its Schedule 13G filing with the SEC on April 3, 2009, the address for WC Capital Management, LLC is 300 Drake Landing Boulevard, Suite 230, Greenbrea, CA 94904.

(2)      As a result of his stock ownership and positions as president and director, Dr. Berger may be deemed to be a controlling person of our company.

(3)      Beneficial ownership includes 100,000 shares subject to options exercisable within 60 days of March 31, 2009.

(4)      Beneficial ownership includes 250,000 shares subject to options exercisable within 60 days of  March 31, 2009.

(5)      Beneficial ownership includes 1,376,237 shares subject to options exercisable within 60 days of March 31, 2009.

(6)      Beneficial ownership includes 150,000 shares subject to options exercisable within 60 days of March 31, 2009.

(7)      Beneficial ownership includes 75,000 shares subject to options exercisable within 60 days of March 31, 2009.

(8)      Beneficial ownership includes 125,000 shares subject to options exercisable within 60 days of March 31, 2009.

(9)      Beneficial ownership includes 100,000 shares subject to options exercisable within 60 days of March 31, 2009.

(10)    Beneficial ownership includes 387,500 shares subject to options exercisable within 60 days of March 31, 2009.

(11)    Beneficial ownership includes 475,000 shares subject to options exercisable within 60 days of March 31, 2009.

(12)    Beneficial ownership includes 2,963,737 shares subject to options exercisable within 60 days of March 31, 2009.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors, acting pursuant to our bylaws, has determined that the number of directors constituting the full board of directors shall be seven at the present time.  The board of directors has, upon approval of the independent directors, nominated Howard G. Berger, M.D., Marvin S. Cadwell, John V. Crues, III, M.D., Norman R. Hames, Lawrence L. Levitt, Michael L. Sherman, M.D. and David L. Swartz for reelection as members of the board of directors.

Each of the nominees is currently a director of our company.  Each newly-elected director will serve a one-year term until the next annual meeting of stockholders or until his successor is duly qualified and elected.  During the course of a term, the board of directors may appoint a new director to fill any vacant spot, including a vacancy caused by an increase in the size of the board of directors.  The new director will complete the term of the director he or she replaced.  Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.  However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the board of directors, or if no nominee is proposed by the board of directors, a vacancy will occur.

We, as a matter of policy, encourage our directors to attend meetings of stockholders.  There are no family relationships between any nominees or executive officers of our company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Nominees for Director

You are being asked to vote on the seven director nominees listed below.  Unless otherwise instructed, the proxy holders will vote the proxies received by them "for" the election of these seven nominees.  All of our nominees for director are current members of our board of directors.  The names of the director nominees, their ages as of March 31, 2009 and other information about them are shown below.

Name of Director Nominee	Age	Position	Director Since
Howard G. Berger, M.D.	64	President, Chief Executive Officer and Chair of the Board of Directors	1992
Marvin S. Cadwell	65	Director	2007
John V. Crues, III, M.D.	59	Director	2000
Norman R. Hames	52	Director	1996
Lawrence L. Levitt	66	Director	2005
Michael L. Sherman, M.D.	65	Director	2007
David L. Swartz	65	Director	2004

The following is a brief description of the business experience of each director and executive officer during the past five years.

Howard G. Berger, M.D. has served as President and Chief Executive Officer of our company and its predecessor entities since 1987.  Dr. Berger is also the president of the entities that own Beverly Radiology Medical Group ("BRMG").  Dr. Berger has over 25 years of experience in the development and management of healthcare businesses.  He began his career in medicine at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a masters program in medical physics in the University of California system.

Marvin S. Cadwell served as a director of Radiologix, Inc. ("Radiologix") between June 2002 and November 2006.  He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix.  He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004.  From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provides Internet software.  Since 2003, he has served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry.

John V. Crues, III, M.D. is a world-renowned radiologist.  Dr. Crues has served as our Vice President and Medical Director since 2000.  Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities.  Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology.  Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society.

Norman R. Hames has served as our Chief Operating Officer since 1996 and currently as our Executive Vice President and Chief Operating Officer - Western Operations.  Applying his 20 years of experience in the industry, Mr. Hames oversees all aspects of  our California facility operations.  His management team, comprised of regional directors, managers and sales managers, are responsible for responding to all of the day-to-day concerns of our California facilities, patients, payors and referring physicians.  Prior to joining our company, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California.  Mr. Hames gained his initial experience in operating imaging centers for American Medical International ("AMI"), and was responsible for the development of AMI’s single and multi-modality imaging centers.

Lawrence L. Levitt is a C.P.A. and since 1987 has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund.  Mr. Levitt is also a director of River Downs Management Company, operator of a thoroughbred racetrack in Ohio.

Michael L. Sherman, M.D., F.A.C. R., served as a Radiologix director from 1997 until November 2006.  He served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active practice in 2005.  Radiologix has a contractual relationship with Advanced Radiology, P.A.  Dr. Sherman has broad experience in the medical and business aspects of radiology.  In addition, Dr. Sherman was a director of MedStar Health, a seven-hospital system in the Baltimore-Washington, D.C. market from 1998 until 2006.  He continues to serve on the board of MedStar Health’s captive insurance company, Greenspring Financial Insurance Limited, Inc.  Dr. Sherman is also a Senior Advisor for healthcare at FOCUS Enterprises, a Washington, D.C.-based investment banking firm.

David L. Swartz is a C.P.A. with thirty-five years of experience providing accounting and advisory services to clients.  Mr. Swartz currently serves as the president of the California State Board of Accountancy.  Between 1993 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns.  Prior to this, Mr. Swartz served as managing partner and was on the national board of directors of a 50 office international accounting firm.  Mr. Swartz is also a former CFO of a publicly held shopping center and development company.

None of the directors serves as a director of any other corporation with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act. There are no family relationships among any of the officers and directors. Furthermore, none of the events described in Item 401(f) of Regulation S-K involve a director or officer during the past five years.

Vote Required

The nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be elected.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN (THE "2006 PLAN") TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT

 The board of directors is requesting that our stockholders vote in favor of adding 4,000,000 shares to the authorized grant amount to increase the 2006 Plan total to 6,500,000 shares.  We believe that this amount of shares will provide enough available shares for grant under the 2006 Plan through 2011.  The 2006 Plan is the sole active plan for providing equity incentive compensation to eligible employees, consultants and non-employee directors.  The board believes that our 2006 Plan is in the best interest of stockholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented employees, consultants and non-employee directors, align employees and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership.  The following summary of major features of the 2006 Plan is qualified in its entirety by reference to the actual text of the 2006 Plan, set forth as Exhibit A, in the form as proposed to be amended.

We are seeking approval for the following amendments to the 2006 Plan:

Addition of 4,000,000 shares to the 2006 Plan.  The board is recommending the approval of an additional 4,000,000 shares for a total authorization of 6,500,000 shares for the 2006 Plan.  Section 3(a)(i) of the 2006 Plan will be amended in its entirety to read as follows:

3.  Stock Subject to the Plan.

(a) Aggregate Limits.

(i) The maximum aggregate number of Shares that may be issued under the Plan through Awards is 6,500,000 Shares.  Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 6,500,000 Shares.  The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

The 2006 Plan attached as Exhibit A has been revised to reflect current share numbers resulting from our one-for-two reverse stock split, as well as to reflect the name change of the Company from Primedex Health Systems, Inc. to RadNet, Inc. and the reincorporation of the Company from New York to Delaware.

2006 Plan Share Reservation

Initial shares authorized under the 2006 Plan	2,500,000
Shares awarded from November 2006 through May 31, 2009	2,415,000
Estimated shares (before cancellations) available to be granted as of May 31, 2009	85,000
Cancellations added back to share reserve November 2006 through May 31, 2009	15,000
Estimated shares to be granted prior to this Amendment	100,000
Additional shares requested under this Amendment	4,000,000
Estimated total shares available for issuance from June 2009 through November 2016	4,100,000

Background on Equity Compensation of the Company

We have been granting stock options and warrants to our officers, consultants, non-employee directors and other key employees for more than nine years in order to align our employees’ economic interests with the interests of our stockholders.  We have been able to hold down our compensation costs while retaining our officers, key employees, consultants and non-employee directors through the use of stock options.

We strongly believe that our stock programs and emphasis on employee stock ownership have been integral to our success.  We believe that our equity program has enhanced our ability to attract, motivate, and retain the employee talent critical to attaining long-term improved company performance and stockholder return.  Therefore, we consider approval of the amendment vital to our future success, as it will enable the Company to continue offering equity awards.

Equity Compensation Plan Information

If stockholders approve this proposal, we will add 4,000,000 shares to the 2006 Plan for a total of 6,500,000 shares.  Information as of December 31, 2008 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options And Rights (#)	(B) Weighted Average Exercise Price of Outstanding Options ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	2,451,000	$5.44	200,000
Equity incentive plans not approved by stockholders(1)	3,432,898	$2.07	---
TOTAL	5,883,898

(1)	Consists of shares available upon exercise of warrants granted under various agreements.

The 2000 Stock Option Plan (the "2000 Plan") was terminated as to future grants when the 2006 Plan was approved by stockholders in 2006.  The Plans are administered by the Compensation and Management Development Committee (the "Compensation Committee"), which has the power to determine matters related to outstanding option awards under the Plans, including conditions of vesting and exercisability.  Options granted under the Plans expire no later than 10 years from the grant date.  Options generally vest in increments over three or five years from the date of grant.  Grants to non-employee directors vest on issuance.

Purpose of the 2006 Plan

As set forth in this proxy statement, the 2006 Plan allows us to make broad-based grants of stock options, restricted stock, RSUs, and SARs, any of which may or may not require the satisfaction of performance objectives, to employees, consultants and non-employee directors through November 2016.  The purpose of these equity awards is to attract, motivate, and retain talented employees and directors, align employee and stockholder interest, link employee compensation with company performance, and maintain a culture based on employee stock ownership.

Eligible Participants

Awards may be granted under the 2006 Plan to any of our employees, officers, directors, or consultants or those of our affiliates. As of March 31, 2009, there were approximately 2,940 full-time employees and 4 non-employee directors who would be eligible to participate. An incentive stock option may be granted under the 2006 Plan only to a person who, at the time of the grant, is an employee of the Company or a related corporation.

Number of Shares of Common Stock Available

If approved by the stockholders, a total of 4,000,000 new shares of our common stock will be reserved for issuance under the 2006 Plan. The maximum aggregate number of new shares that may be issued under the 2006 Plan through the exercise of incentive stock options will be 4,000,000.  If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan.  Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased.  Notwithstanding anything in the 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not be again available for grant under the 2006 Plan.  If we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event.

Administration of the 2006 Plan

The 2006 Plan is administered by the board of directors or one or more committees of the board of directors, which we refer to as the "Committee." The board has appointed the Compensation Committee as the Committee referred to in the 2006 Plan. In the case of awards intended to qualify as "performance-based-compensation" excludable from the deduction limitation under Section 162(m) of the Code, the Committee will consist of two or more "outside directors" within the meaning of Section 162(m).

The administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration payable upon exercise; to provide for a right to dividends or dividend equivalents; and to interpret the 2006 Plan and adopt rules and procedures relating to administration of the 2006 Plan. Except to the extent prohibited by any applicable law, the administrator may delegate to one or more individuals the day-to-day administration of the 2006 Plan.

AWARD TYPES

Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period. An option under the 2006 Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of an option granted under the 2006 Plan must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than ten percent of our common stock may not be less than 110 percent of the fair market value of our common stock on the date of grant.

Unless the administrator determines to use another method, the fair market value of our common stock on the date of grant will be determined as the closing sales price for our common stock on the date the option is granted (or if no sales are reported that day, the closing price on the last preceding day on which a sale occurred), using a reporting source selected by the administrator. The administrator determines the acceptable form of consideration for exercising an option, including the method of payment, either through the terms of the option agreement or at the time of exercise of an option, provided that consideration must have a value of not less than the par value of the shares to be issued and must be actually received before issuing any shares. The 2006 Plan permits payment in the form of cash, check or wire transfer, other shares of our common stock, cashless exercises, any other form of consideration and method of payment permitted by applicable laws, or any combination thereof.

An option granted under the 2006 Plan cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the time established by the administrator. After termination of the optionee's service, he or she may exercise his or her option for the period stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option usually will remain exercisable for twelve months following such termination. In all other cases, the option generally will remain exercisable for three months.  Nevertheless, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns ten percent or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards

Stock awards are awards or issuances of shares of our common stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of common stock, payable in cash, property, or other shares of stock. The administrator may determine the number of shares to be granted, and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to a right of repurchase of the unvested portion of such shares at the original price paid by the participant, which the Company may exercise upon the voluntary or involuntary termination of the awardee's service with the Company for any reason, including death or disability.

For stock awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria. Qualifying performance criteria under the 2006 Plan include any of the following performance criteria, individually or in combination: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders' equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

Qualifying performance criteria may be applied either to the Company as a whole or to a business unit, affiliate, related corporation, or business segment, individually or in any combination. Qualifying performance criteria may be measured either annually or cumulatively over a period of years, and may be measured on an absolute basis or relative to a pre-established target, to previous years' results, or to a designated comparison group, in each case as specified by the Committee in writing in the award.

Stock Appreciation Rights

A stock appreciation right is the right to receive the appreciation in the fair market value of our common stock in an amount equal to the difference between (a) the fair market value of a share of our common stock on the date of exercise, and (b) the exercise price. This amount will be paid, as determined by the administrator, in shares of our common stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of our common stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights, except that stock appreciation rights terminate under the same rules that apply to stock options.

Cash Awards

Cash awards confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance or personal performance evaluations, or both. For cash awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be based on one or more qualifying performance criteria, as defined in the 2006 Plan, and specified in writing.

OTHER PROVISIONS OF THE 2006 PLAN

Transferability of Award

Unless the administrator determines otherwise, the 2006 Plan does not permit the transfer of awards other than by beneficiary designation, will, or by the laws of descent or distribution, and only the participant may exercise an award during his or her lifetime.

Preemptive Rights

The 2006 Plan provides that no shares will be issued in violation of any preemptive rights held by any stockholder of the Company.

Adjustments upon Merger or Change in Control

The 2006 Plan provides that in the event of a merger with or into another corporation in which we are not the surviving entity or the Company's "change in control," including the sale of all or substantially all of our assets, and various other events, the board or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award; accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards; provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

CERTAIN FEDERAL INCOME TAX INFORMATION

The following is a summary as of this date of the federal income tax consequences to the Company and to U.S. participants for awards granted under the 2006 Plan. The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.  This summary is not intended to be exhaustive and we urge participants to consult with their own tax advisor regarding the tax implications of their awards under the 2006 Plan.

Tax Effects for Participants

Incentive Stock Options.   For federal income tax purposes, a participant does not recognize taxable income when an incentive stock option is granted or upon its exercise. When an incentive stock option is exercised, however, the difference between the option exercise price and the fair market value of the shares on the exercise date is an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the participant's regular tax for the year.

A participant who disposes of shares acquired by exercise of an incentive stock option more than two years after the option is granted and one year after its exercise recognizes a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If both of the holding periods are not met and the sale price exceeds the exercise price, the participant generally will recognize ordinary income as of the exercise date equal to the difference between the exercise price and the lower of the sale price of the shares or their fair market value on the exercise date. Any gain or loss recognized on such premature sale of the shares in excess of the amount of ordinary income is characterized as capital gain or loss. If both of the holding periods are not met and the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

Nonstatutory Stock Options.   A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income when he or she exercises the option, equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercised by an employee or former employee of the Company is subject to tax withholding by the Company.

Stock Awards.   A participant who receives a stock award that is not subject to a "substantial risk of forfeiture" will recognize ordinary income at the time of grant equal to the difference between the fair market value of the stock on the date of grant less any amount paid for the stock. A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to the Company.  A participant who receives a restricted stock award will not recognize ordinary income at the time of grant, but will recognize ordinary income on the date or dates when the stock "vests"(i.e., is no longer subject to a substantial risk of forfeiture), or when the stock becomes transferable, if earlier.

The participant's ordinary income is measured as the difference between the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture less any amount paid for the stock.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. Upon making a Section 83(b) election, the ordinary income recognized, if any, is measured as the difference between the fair market value of the stock on the date of award less any amount paid for the stock, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by the Company. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares or cash received. If the participant receives shares upon exercise, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash Awards.   Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee or former employee will be subject to tax withholding by the Company.

Tax Effect for the Company.   Unless limited by Section 162(m) or Section 280G of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

Section 162(m) Limits.   Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our principal executive officer and each of our other three most highly paid executive officers (other than our principal financial officer). Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The 2006 Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2006 Plan provides that the maximum number of shares for which awards may be made to any employee, in any calendar year, is 125,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 125,000 shares; provided, that these limitations do not apply to awards that are not intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code and these limitations will be subject to adjustment only to the extent that the adjustment will not affect the status of any award intended to qualify as “performance-based” compensation under Section 162(m) of the Code. The maximum amount payable pursuant to that portion of a cash award granted under the 2006 Plan for any fiscal year to any employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code may not exceed $1,000,000.

Section 409A.   Section 409A of the Code provides specific rules governing the federal income taxation of certain types of deferred compensation arrangements.  A violation of Section 409A of the Code generally results in an acceleration of income of amounts intended to be deferred and the imposition of an excise tax of 20%, paid by the service provider, over and above the income tax owed.  Additional interest and penalties may also apply.  The types of arrangements covered by Section 409A of the Code are broad and may apply to some types of awards available under the 2006 Plan.  Moreover, certain post-grant actions may subject an award to Section 409A of the Code even though the award was previously exempt from, or in compliance with, the requirements of Section 409A of the Code. The 2006 Plan provides that it and awards granted thereunder are intended to comply with the requirements of Section 409A of the Code, and are to be interpreted in a manner consistent with that intention.

Section 280G Limits.   Section 280G of the Code limits the amount of compensation payable upon a change in control of the Company, so-called "parachute payments." If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may, in whole or in part, result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20% excise tax that we would be required to withhold in addition to federal income tax. The 2006 Plan provides discretion to the board of directors to provide for the vesting of awards upon a change in control.

PLAN BENEFITS

The Company has no current plans, proposals or arrangements to grant any awards under the 2006 Plan.

AMENDMENT AND TERMINATION

The administrator may amend the 2006 Plan at any time or from time to time or may terminate it, but any such amendment shall be subject to the approval of the stockholders in the manner and to the extent required by applicable law, rules, or regulations. Nevertheless, no action by the administrator or the stockholders may alter or impair any option or other type of award under the 2006 Plan, unless mutually agreed otherwise between the holder of the award and the administrator. The 2006 Plan will continue in effect for a term of ten years, unless terminated earlier in accordance with the provisions of the 2006 Plan.

VOTE REQUIRED

Approval of this Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the annual meeting.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
PROPOSAL NO. 2 TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT
UNDER THE 2006 PLAN.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Ernst & Young LLP has audited our financial statements annually since January 1, 2007.  Representatives of Ernst & Young LLP are expected to be at the annual meeting to answer any questions and make a statement should they choose to do so.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders vote against the ratification of Ernst & Young LLP, our board of directors will reconsider whether or not to retain the firm.  Even if our stockholders ratify the appointment, our board of directors may choose to appoint a different independent registered public accounting firm at any time during the year if our board of directors determines that such a change would be in the best interests of our company and our stockholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit and other services rendered by Ernst & Young LLP for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2007 and 2008 and fees billed for other services rendered by Ernst & Young LLP during that period.

	2007	2008
Audit Fees (1)	$1,024,183	$956,969
Audit-Related Fees (2)	---	---
Tax Fees (3)	---	---
All Other Fees (4)	---	$3,445
Total	$1,024,183	$960,414
___________________________
(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm's independence.  All services provided by Ernst & Young LLP during the fiscal year 2008 were pre-approved by the Audit Committee.  The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ended December 31, 2008 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David Swartz meet the independence requirements under the NASDAQ Marketplace Rules.  Howard G. Berger, M.D., John V. Crues, III, M.D., and Norman R. Hames do not meet the independence requirements under the NASDAQ Marketplace Rules for the following reasons: (1) Howard G. Berger, M.D. is our President and Chief Executive Officer; (2) John V. Crues, III, M.D. is our Vice President and Medical Director; and (3) Norman R. Hames is our Executive Vice President and Chief Operating Officer-Western Operations.

Board Committees

We have an audit committee and Compensation and Management Development Committee.  Our board and audit committees generally meet at least quarterly. Our Compensation Committee meets at least once each year.  Each of the board committees has the composition and responsibilities described below.  The charters of the audit committee and the Compensation Committee, which have been adopted by the board of directors, are publicly available on our website at www.radnet.com under Investor Relations – Corporate Governance.  The board does not presently have a standing nominating committee because in its view nominations which are subject to the approval of the independent members of the board, Messrs. Cadwell, Levitt, Sherman and Swartz, is sufficient.

Audit committee.  Our audit committee consists of three directors, Marvin S. Cadwell, Lawrence L. Levitt and David L. Swartz, all of whom our board of directors determined to be independent under the NASDAQ Marketplace Rules and the rules of the SEC.  The audit committee held six meetings in fiscal 2008.  The chair of the audit committee is David L. Swartz.  David L. Swartz qualifies as an audit committee financial expert under the NASDAQ Marketplace Rules and the rules of the SEC.  The functions of this committee include:

•	selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm to audit our financial statements,

•	helping to ensure the independence of our independent registered public accounting firm,

•	discussing the scope and results of the audit with our independent registered public accounting firm,

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters,

•	meeting with our independent registered public accounting firm and our management to consider the adequacy of our internal accounting controls and audit procedures, and

•	approving all audit and non-audit services to be performed by our independent registered public accounting firm.

We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee will comply with the applicable requirements of, the Sarbanes Oxley Act of 2002, the NASDAQ Marketplace Rules, and the SEC rules and regulations, including the requirement that the audit committee have at least one qualified financial expert.

Compensation committee.  Our Compensation and Management Development Committee consists of three directors, Lawrence L. Levitt, Michael Sherman, M.D. and David Swartz, all of whom our board of directors determined to be independent in accordance with the NASDAQ Marketplace Rules.  The Compensation Committee held two meetings in fiscal 2008.  The chair of the Compensation Committee is Lawrence L. Levitt.  The functions of this committee include:

•	determining or recommending to the board of directors the compensation of our executive officers,

•	administering our stock and equity incentive plans,

•
reviewing and, as it deems appropriate, recommending to our board of directors, policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans, and

•	advising and consulting with our officers regarding managerial personnel and development.

Certain compensation is paid to executive officers by BRMG (See Note 4 to Summary Compensation Table).  The Compensation Committee's objectives and process for determining compensation are the same regardless of whether payments are from the Company or BRMG.

We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee will comply with the applicable requirements of, the Sarbanes Oxley Act of 2002, the NASDAQ Marketplace Rules, and the SEC rules and regulations.

Meetings of the Board of Directors and Board Committees

During fiscal 2008, our board of directors held seven meetings and each director attended at least 75% of all meetings of the board of directors and applicable committees, during the periods that he served.

Code of Ethics

We have adopted a written code of financial ethics applicable to our directors, officers and employees in accordance with the rules of NASDAQ and the SEC. Our code of ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications,

•	compliance with applicable laws, rules and regulations, including insider trading compliance, and

•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

The audit committee of our board of directors will review our code of ethics periodically and may propose or adopt additions or amendments as it determines are required or appropriate.  Our financial code of ethics is posted on our website at www.radnet.com under Investor Relations-Corporate Governance.

Compensation Committee Interlocks and Insider Participation

No executive officer of our company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our company's Compensation Committee, (2) served as a director of another entity, one of whose executive officers served on our company's Compensation committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.  Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2008.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2009, and their positions are shown below.  Biographical summaries of each of our executive officers who are not also members of our board of directors are included below.

Name	Age	Position Held
Howard G. Berger, M.D.	64	President and Chief Executive Officer
John V. Crues, III, M.D.	59	Vice President and Medical Director
Stephen M. Forthuber	47	Executive Vice President and Chief Operating Officer-Eastern Operations
Norman R. Hames	52	Executive Vice President and Chief Operating Officer-Western Operations
Michael N. Murdock	54	Executive Vice President – Chief Development Officer
Jeffrey L. Linden	66	Executive Vice President and General Counsel
Mark D. Stolper	37	Executive Vice President and Chief Financial Officer

Stephen M. Forthuber became our Executive Vice President and Chief Operating Officer for Eastern Operations subsequent to the Company's acquisition of Radiologix, Inc. ("Radiologix") in November 2006.  He joined Radiologix in January 2000 as Regional Director of Operations, Northeast.  From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix.  Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities.

Michael Murdock was appointed Executive Vice President and Chief Development Officer of the Company in 2007.  Mr. Murdock has spent the majority of his career in senior financial positions with health care companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International (“AMI”) and its successor American Medical Holding, Inc., a $2.4 billion in revenue publicly traded owner and operator of acute care facilities, that was acquired by National Medical Enterprises, now Tenet Healthcare.  From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah.  From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined our company following our acquisition of Radiologix in November 2006.  Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

Jeffrey L. Linden joined us in 2001 and currently serves as our Executive Vice President and General Counsel.  He is also associated with Cohen & Lord, a professional corporation, outside general counsel to our company.  Prior to joining our company, Mr. Linden had been engaged in the private practice of law.  He has lectured before numerous organizations on various topics, including the California State Bar, American Society of Therapeutic Radiation Oncologists, California Radiological Association, and National Radiology Business Managers Association.

Mark D. Stolper joined us in 2004 and currently serves as our Chief Financial Officer.  Prior to joining our company, he had diverse experiences in investment banking, private equity, venture capital investing and operations.  Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  After Dillon Read, Mr. Stolper joined Archon Capital Partners, backed by the Milken Family and News Corp, which made private equity investments in media and entertainment companies.  Mr. Stolper received his operating experience with Eastman Kodak, where he was responsible for business development for Kodak's Entertainment Imaging subsidiary ($1.5 billion in sales).  Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions.

There are no family relationships among any of the officers and directors. Furthermore, none of the events described in Item 401(f) of Regulation S-K involve an officer during the past five years. The officers are elected annually and serve at the discretion of the board of directors.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion describes the Company's compensation program for the five Named Executive Officers, namely, our principal executive officer, our principal financial officer and the three other most highly compensated executive officers in fiscal 2008.

Overview

We have a Compensation Committee to determine the salaries and incentive compensation for our employees.   The Committee oversees the compensation programs for these individuals and ensures consistency with Company goals and objectives.

Committee Meetings

Our Compensation Committee meets as often as necessary to perform its duties and responsibilities.  In fiscal 2008 the Committee met twice.  The Committee meets with the Chief Executive Officer to establish the meeting agenda and where appropriate with the General Counsel and outside advisors.  The Committee meets in executive session without management.

Role of Committee

The Committee operates under a written charter adopted by the board.  A copy of the charter is available at www.radnet.com under Investor Relations – Corporate Governance.  The fundamental responsibilities of our Committee are:

1.  annually review and approve corporate goals and objectives relevant to the chief executive officer compensation, evaluate the chief executive officer’s performance in light of those goals and objectives, and recommend to the board the chief executive officer’s compensation levels based on this evaluation.  In determining the long-term incentive component of our chief executive officer’s compensation, the Committee will consider our performance and relative stockholder return, the value of similar incentive awards to chief executive officers at peer group companies, and the awards given the chief executive officer in past years and other such matters deemed relevant.

2.  annually review and make recommendations to the board with respect to the compensation of executive officers and certain other members of senior management.

3.  review matters relating to management succession, including, but not limited to, compensation.

4.  if appropriate, hire experts in the field of executive compensation to assist the Committee with its evaluation of the chief executive officer or senior executive compensation.  The Committee shall have the sole authority to retain and to terminate such experts, and to approve the expert’s fees and other retention terms.  The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting, human resources, or other advisors.

5.  make recommendations to the board with respect to incentive-compensation plans and equity-based plans and interpret and administer such plans, including but not limited to  determining eligibility, the number and type of equity awards available for grant, and the terms of such grants.

6.  appoint, monitor and terminate plan trustees, and monitor, adopt, amend and terminate our qualified and non-qualified pension plans.

7.  form and delegate authority to subcommittees when appropriate.

8.  make regular reports to the board.

9.  produce the required annual report on executive compensation for inclusion in our proxy statement.

10. annually evaluate its own performance .

11.  fulfill such other duties and responsibilities as may be assigned to the Committee, from time-to-time, by the board and/or chairman of the board.

12.  review and reassess the adequacy of the Committee Charter annually and recommend any proposed changes to the board for approval.

13.  oversee our compensation philosophy and strategy.

The Committee receives and reviews materials in advance of each meeting.  These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.  Depending on the agenda for the particular meeting, these materials may include:

•	financial reports on year-to-date performance versus budget and compared to prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on the Company’s strategic objectives and budget for future periods;

•	reports on the Company’s five-year performance and current year performance versus a peer group of companies;

•	information on the executive officers’ stock ownership and option holdings; and

•
information regarding equity compensation plan dilution; tally sheets setting forth the total compensation of the Named Executive Officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or following a change-in-control of the Company.

A Continuing Process

Our compensation planning process neither begins nor ends with any particular Committee meeting.  Compensation decisions are designed to promote our fundamental business objectives and strategy.  Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process.  The most significant aspects of management’s role are:

•	establishing business performance targets and objectives; and

•	recommending salary levels and option awards.

The Chief Executive Officer works with the Compensation Committee in establishing the agenda for Committee meetings.  Management also prepares meeting information for each Compensation Committee meeting.

The Chief Executive Officer also participates in Committee meetings at the Committee’s request to provide:

•	background information regarding the Company’s strategic objectives;

•	his evaluation of the performance of the senior executive officers, including accomplishments, areas of strength and weakness; and

•	compensation recommendations as to senior executive officers (other than himself).

Committee Advisors

The Compensation Committee is granted, where appropriate, the authority to hire and fire advisors and compensation consultants.  The Company is obligated to pay our advisors and consultants.  These advisors will report directly to the Compensation Committee.

Annual Evaluation

The Committee meets in executive session each year to evaluate the performance of the Named Executive Officers, to determine if there will be changes in their annual compensation, to establish annual performance objectives for the current fiscal year, and to consider and approve any grants to them of equity incentive compensation.

2008 Compensation Determinations

The Committee begins with base salary compensation as the foundation of executive compensation, and considers the need for option grants to supplement overall compensation.  For the year ended December 31, 2008, the Committee reviewed base salaries and did not increase base salaries for the Named Executive Officers for the next fiscal year.  However, in order to continue to motivate and retain the Company’s Named Executive Officers, the Committee recommended and approved incentive stock option awards to Messrs. Hames, Linden and Stolper in the amount of 150,000 options each.  See “Grants of Plan-Based Awards” below.  The Committee believes that given the amount of each executive’s base salary, the option awards are reasonable.

Performance Objectives

The Committee’s process begins with determining whether we will establish individual and corporate performance objectives for senior executive officers in each fiscal year.  The Committee engages in an active dialogue with the Chief Executive Officer concerning whether to use strategic objectives and performance targets.  Corporate performance objectives may be established on the basis of a targeted return on capital employed for the Company or a particular business unit.

Benchmarking

The Committee does not believe that it is appropriate to establish compensation levels primarily based on benchmarking.  The Committee believes that information regarding pay practices at other companies is useful in two respects, however.  First, it recognizes that our compensation practices must be competitive in the marketplace.  Second, this marketplace information is one of the many factors that the Committee considers in assessing the reasonableness of compensation.

Committee Effectiveness

We review, on an annual basis, the performance of the Committee and the effectiveness of the compensation program in obtaining desired results.

Compensation Philosophy

Our executive compensation program is designed with one fundamental objective:  to support the Company’s core values and strategic objectives.  Our compensation philosophy is intended to align the interests of management with those of our stockholders.  The following principles influence and guide our compensation decisions:

We Focus on Results and Strategic Objectives

Our compensation analysis begins with an examination of the Company’s business plan and strategic objectives.  We intend that our compensation decisions will attract and retain leaders and reward them for achieving the Company’s strategic initiatives and objective measures of success.

We Believe in a Pay for Performance Culture

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance.

•	A substantial portion of executive officer compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

•	Our stock option plan prohibits discounted stock options, reload stock options and re-pricing of stock options.

Compensation and Performance Pay Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility.  Consistent with this philosophy:

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives.

•
As position and responsibility increases, a greater portion of the executive officer’s total compensation may be comprised of performance-based pay contingent on the achievement of performance objectives.

•	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Compensation Decisions Should Promote the Interests of Stockholders

Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability.  We believe that stock options create long-term incentives that align the interest of management with the long-term interest of stockholders.

Compensation Should be Reasonable and Responsible

It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results.  At the same time, we believe that compensation should be set at responsible levels.  Our executive compensation programs are intended to be consistent with our constant focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

We believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English.  We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Elements of Executive Compensation

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income.  In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at similar companies, internal pay equity and the tax deductibility of base salary.

Finally, for our most senior executives (our Chief Executive Officer, Executive Vice Presidents and Chief Financial Officer), we establish base salaries at a level so that a significant portion of the total compensation that such executives can earn is performance-based pay.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the stockholders.  We have elected to use stock options as the equity compensation vehicle.  All stock options incorporate the following features:

•	the term of the grant does not exceed 10 years;

•	the grant price is not less than the market price on the date of grant;

•	grants do not include “reload” provisions;

•	repricing of options is prohibited, unless approved by the stockholders; and

•	options generally vest over a term of years (3 to 5 years) beginning with the first anniversary of the date of grant.

We continue to use stock options as a long-term incentive vehicle because:

•
Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders.

•	The vesting period encourages executive retention and the preservation of stockholder value.

In determining the number of options to be granted to senior executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of total compensation.

Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

Internal Pay Equity

We believe that internal equity is an important factor to be considered in establishing compensation for the officers.  We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.  We intend to continue to review internal compensation equity and may adopt a formal policy in the future, if we deem such a policy to be appropriate.

Equity Compensation

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our Named Executive Officers through the use of stock and stock based awards. Our stock compensation plans have been established to provide certain of our employees, including our Named Executive Officers, with incentives to help align those employees' interests with the interests of our stockholders.  Our compensation committee believes the use of stock and stock based awards offers the best approach to achieving this goal.  Our stock compensation plans have provided the principal method for our Named Executive Officers to acquire equity or equity linked interests in our company.

We sponsor the 2006 Plan.  Upon the adoption of the 2006 Plan our prior plans no longer were available for new awards. For more information about the 2006 Plan, please read "Compensation of Directors and Executive Officers—Stock Incentive Plans" below.  A copy of the 2006 Plan is attached as Exhibit A, in the form as proposed to be amended.  The 2006 Plan is currently administered by our Compensation Committee. In the case of awards intended to qualify as "performance based compensation" excludable from the deduction limitation under Section 162(m) of the Internal Revenue Code, the administrator of the 2006 Plan will consist of two or more "outside directors" within the meaning of Section 162(m).

Change in Control and Severance Payments

The employment agreements of some of our Named Executive Officers provide them benefits if their employment is terminated (other than for misconduct), including termination following a change in control.  The details and amount of this benefit are set forth below under “Compensation of Directors and Executive Officers – Severance Agreements – Change-in-Control Arrangements.”

Tax and Accounting Implications

Deductibility of Executive Compensation

Our compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  In as much as no executive is currently paid an amount near the thresholds our Compensation Committee believes that compensation paid to our Named Executive Officers is generally fully deductible for federal income tax purposes.  However, in certain situations, certain of the independent members of our Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation of our Named Executive Officers.

Accounting for Stock Based Compensation

Effective January 1, 2006, we began accounting for stock based payments in accordance with the requirements of FASB Statement No. 123(R).

Conclusion

Our compensation practices are designed to retain and motivate our Named Executive Officers and to ultimately reward them for outstanding performance.

Compensation Committee Report

We, the Compensation Committee of the board of directors of RadNet, Inc., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the board of directors inclusion of the Compensation Discussion and Analysis in this proxy statement.

.
Compensation Committee: Lawrence L. Levitt, Chair Michael L. Sherman, M.D. David L. Swartz

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers for the fiscal year ended December 31, 2008 (“Named Executive Officers”).

	Annual Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards($)	Option Awards ($)(2)	Totals (#)
Howard G. Berger, M.D.,	2008	500,000(4)	—	—	—
Principal Executive Officer	2007	415,000(4)	—	—	—	—
	2006	50,000 (3) (4)
			—	—	—	—
Norman R. Hames	2008	353,986		—	93,670	576,656
Executive Vice President and	2007	303,330	—	—	1,213,829	1,517,159
Chief Operating Officer – Western Operations	2006	224,518	129,000(6)		137,936	362,454
						—
John V. Crues, III, M.D.,	2008	512,805(4)	—	—	—
Medical Director	2007	558,000(4)	—	—	—	—
	2006	453,000(4)	—	—	—	450,000

Jeffrey L. Linden,	2008	400,000(5)	—	—	93,570	503,270
Executive Vice President and	2007	400,000(5)	—	—	—	—
General Counsel	2006	350,000			472,419	822,419

Mark D. Stolper,	2008	348,846	—	—	93,670	442,516
Executive Vice President and	2007	300,000	—	—	205,714	455,714
Principal Financial Officer	2006	250,000			124,902

_______________________
(1)
The dollar value of perquisites and other personal benefits, if any, for each of the Named Executive Officers was less than $10,000 or 10% of salary and bonus, the reporting thresholds established by the SEC.

(2)
The amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2006, 2007 and 2008 (for awards made both in and before these fiscal years), disregarding an estimate of forfeitures related to service-based vesting conditions, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” or SFAS No. 123(R).  For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see Note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(3)	In October 2006, Dr. Berger returned the majority of his annual compensation to assist us with cash flow requirements.

(4)	Received from BRMG.

(5)
Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $411,859 in fees for the year ended December 31, 2007 and $398,128 for the year ended December 31, 2008.  Mr. Linden has specifically waived any interest in our fees paid to Cohen & Lord since becoming an officer.

(6)	In accordance with our agreement with Mr. Hames, he received the bonus upon exercise of certain outstanding stock warrants.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of awards to our Named Executive Officers under our equity incentive plans during fiscal 2008.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards(2)

Norman R. Hames	10/28/08	150,000(3)	3.24	$240,865
Jeffrey L. Linden	10/28/08	150,000(3)	3.24	$240,865
Mark D. Stolper	10/28/08	150,000(3)	3.24	$240,865
_____________________________
(1)      Exercise prices reflect the closing public market price on the date of grant.

(2)      For discussion regarding the valuation model and assumptions used to calculate the fair value of these option awards, see Note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(3)      Vests in equal increments on October 28, 2008, 2009 and 2010.

Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Norman R. Hames	1,172,898 50,000(2)	--- 100,000(2)	1.12 3.24	05/01/2013 10/28/2013
John V. Crues, III, M.D.	250,000	---	.72	06/07/2010

Jeffrey L. Linden	250,000 37,500 50,000(2)	--- --- 100,000(2)	2.52 .92 3.24	04/28/2012 08/12/2011 10/28/2013
Mark D. Stolper	100,000 325,000 25,000 50,000(2)	--- --- --- 100,000(2)	3.10 .60 1.20 3.24	07/11/2011 07/30/2009 03/01/2009 10/28/2013
_______________
(1)           Except as noted all information in this table relates to nonqualified warrants.
(2)           Relates to options issued under the 2006 Plan and vests in equal increments on October 28, 2008, 2009 and 2010.

Option Exercises and Stock Vested

There were no option exercises in the fiscal years ended December 31, 2007 and December 31, 2008 by the Named Executive Officers except as follows:

Name	Shares Acquired on Exercise	Value Realized (1)	Year
Norman R. Hames	300,000	$2,553,000	2008
Jeffrey L. Linden	100,000	$233,500	2008
John V. Crues, III, M.D.	150,000	$820,000	2007
________________
(1)	The value realized equals the fair market value of the common stock acquired on the date of exercise minus the exercise price.

Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement.  We also do not have any non-qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our 2006 Plan, to the extent vested; and

•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading "Payments Made Upon Termination and Retirement" above, will be paid to our Named Executive Officers.

Severance Agreements

None of our Named Executive Officers have any arrangements that provide for the payment of severance benefits except that upon termination (by the employee or by the Company without cause) of the employment of (i) Norman Hames, he is entitled to receive an amount equal to three times his then annual compensation, or approximately $900,000 based upon his compensation in 2008 and (ii) Jeffrey Linden, he shall receive an amount equal to five times his then annual compensation, or approximately $2,000,000 based upon his compensation in 2008.

Change-in-Control Arrangements

None of our Named Executive Officers is entitled to payment of any benefits upon a change-in-control of the Company; however Mssrs. Hames and Linden have the right at any time to terminate their employment and receive their severance payment as provided above.

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our board.  In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our company as well as the skill level required by the members of our board.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2008 members of our board who were not employees of the Company received annual compensation of $25,000.  Additionally, members of our board who are not employees of the Company are entitled to receive an attendance fee for board meetings of $1,000 per meeting and committee meetings of $750 per meeting. Our Chairman of the Audit Committee receives $10,000 per year for serving in such capacity and our Chairman of the Compensation Committee receives $5,000 per year for serving in such capacity.  Directors who are our employees received no additional compensation for their services as directors.

Stock Based Incentive Compensation

For the fiscal year ended December 31, 2008, members of our board who were not employees of the Company each received options to purchase 25,000 shares of common stock exercisable at the closing price of the Company’s common stock in the public market on the date of issuance.

Director Compensation

The table below summarizes the cash and non-cash compensation earned for the fiscal year ended December 31, 2008 by each of our current non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2) (3)	All Other Compensation ($)	Total ($)
Marvin S. Cadwell	36,500	100,259	---	136,759
Lawrence L. Levitt	43,000	100,259	---	143,259
Michael L. Sherman, M.D.	32,750	100,259	---	133,009
David L. Swartz	48,000	100,259	---	148,259
__________________________
(1)           Howard G. Berger, M.D., Norman R. Hames and John v. Crues, III are not included in this table because they are employees of the Company and thus receive no additional compensation for their services as a director.  The compensation received by these persons as an employee of the Company is shown in the Summary Compensation Table above.

(2)           On January 2, 2008, each of the named individuals was granted 25,000 stock options with an aggregate fair value of $401,036, calculated under SFAS No. 123(R).  As of December 31, 2008, the aggregate number of fully vested and outstanding options held by the named non-employee directors under the 2006 Plan was 200,000, with each director having the following number of options fully vested and outstanding under the 2006 Plan:  Marvin S. Cadwell:  25,000 (exercise price of $5.99 per share), 25,000 (exercise price of $9.23); Lawrence L. Levitt:  25,000 (exercise price of $5.99 per share), 25,000 (exercise price of $9.23); David L. Swartz:  25,000 (exercise price of $5.99 per share), 25,000 (exercise price of $9.23); Michael L. Sherman: 25,000 (exercise price of $5.99 per share), 25,000 (exercise price of $9.23).

(3)           The amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes with respect to fiscal 2008 (for awards made both in and before fiscal 2008), disregarding an estimate of forfeitures related to service-based vesting conditions, under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” or SFAS No. 123(R). For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see Note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

Stock Incentive Plans

We have two stock incentive plans: our 2000 Long-Term Incentive Plan and our 2006 Plan.

The 2000 Long-Term Incentive Plan

We have reserved 1,000,000 shares of common stock for issuance under our 2000 Long-Term Incentive Plan, or the 2000 Plan.  As of March 31, 2009, there were 151,000 options outstanding under the 2000 Plan.  Upon approval of the 2006 Plan, we ceased granting options under the 2000 Plan.  The material features of the 2000 Plan are as follows:

Administration

The 2000 Plan is presently administered by our Compensation Committee.  Subject to the terms of the 2000 Plan, the Compensation Committee has full authority to administer the 2000 Plan in all respects.  Our senior legal and human resources representatives are also authorized to take ministerial actions as necessary to implement the 2000 Plan and awards issued under the 2000 Plan.

Eligibility

Employees, directors and other individuals who provide services to us, our affiliates and subsidiaries who, in the opinion of the board, or the compensation committee, if applicable, are in a position to make a significant contribution to our success or the success of our affiliates and subsidiaries have been eligible for awards under the 2000 Plan.

Stock Options

The 2000 Plan authorizes the grant of options to purchase shares of common stock, including options to employees intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory options. The term of each option will not exceed ten years and each option will be exercisable at a price per share not less than 100% of the fair market value of a share of common stock on the date of the grant. Generally, optionees will pay the exercise price of an option in cash or by check, although the board, and the Compensation Committee may permit other forms of payment including payment through the delivery of shares of common stock. Options granted under the 2000 Plan are generally not transferable, except at death or as gifts to certain Family Members, as defined in the 2000 Plan. At the time of grant or thereafter, the board, and the Compensation Committee may determine the conditions under which stock options vest and remain exercisable.

Unless otherwise determined by the board, and the Compensation Committee, unexercised options will terminate if the holder ceases for any reason to be associated with us, our affiliates or our subsidiaries. Options generally remain exercisable for a specified period following termination for reasons other than for Cause, as defined in the 2000 Plan, particularly in circumstances of death, Disability and Retirement, as defined in the 2000 Plan. In the event of a Change in Control or Covered Transaction, as defined in the 2000 Plan, of our company, options become immediately exercisable and/or are converted into options for securities of the surviving party as determined by the board, and the compensation committee, if established.

Amendments

The board, and the Compensation Committee may amend the 2000 Plan or any outstanding award for any purpose permitted by law, or may at any time terminate the 2000 Plan as to future grants of awards. The board, and the Compensation Committee may not, however, increase the maximum number of shares of common stock issuable under the 2000 Plan or change the description of the individuals eligible to receive awards. In addition, no termination of or amendment to the 2000 Plan may adversely affect the rights of a participant with respect to any award previously granted under the 2000 Plan without the participant’s consent, unless the Compensation Committee expressly reserves the right to do so in writing at the time the award is made. To the extent the board, and the Compensation Committee desire the 2000 Plan to qualify under the Code, certain amendments may require stockholder approval.

The 2006 Plan

Eligible Participants

Awards may be granted under the 2006 Plan to any of our employees, officers, directors, or consultants or those of our affiliates.  An incentive stock option may be granted under the 2006 Plan only to a person who, at the time of the grant, is an employee of the Company or a related corporation.  The 2006 Plan was approved by our board on October 11, 2006 and by our stockholders at our special meeting held on November 15, 2006.

Number of Shares of Common Stock Available

A total of 2,500,000 new shares of our common stock have been reserved for issuance under the 2006 Plan. The maximum aggregate number of shares that may be issued under the 2006 Plan through the exercise of incentive stock options is 2,500,000.  However, if Proposal No. 2 is approved by the shareholders, the maximum aggregate number of shares that may be issued under the 2006 Plan will increase to 6,500,000 and the maximum aggregate number of shares that may be issued under the 2006 Plan through the exercise of incentive stock options will increase to 6,500,000.  If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased.  Notwithstanding anything in the 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not be again available for grant under the 2006 Plan.  In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event.

Administration of the 2006 Plan

The 2006 Plan is administered by the board of directors or one or more committees of the board of directors, which we refer to as the Committee. The board has appointed the Compensation Committee as the Committee referred to in the 2006 Plan. In the case of awards intended to qualify as "performance-based-compensation" excludable from the deduction limitation under Section 162(m) of the Code, the Committee will consist of two or more "outside directors" within the meaning of Section 162(m).

The administrator has the authority to, among other things, select the individuals to whom awards will be granted and to determine the type of award to grant; determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration payable upon exercise; to provide for a right to dividends or dividend equivalents; and to interpret the 2006 Plan and adopt rules and procedures relating to administration of the 2006 Plan. Except to the extent prohibited by any applicable law, the administrator may delegate to one or more individuals the day-to-day administration of the 2006 Plan.

Award Types

Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period. An option under the 2006 Plan may be an incentive stock option or a nonstatutory stock option. The exercise price of an option granted under the 2006 Plan must be at least equal to the fair market value of the Company's common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than ten percent of our common stock may not be less than 110 percent of the fair market value of the Company's common stock on the date of grant.

An option granted under the 2006 Plan cannot be exercised until it becomes vested. The administrator establishes the vesting schedule of each option at the time of grant and the option will expire at the time established by the administrator. After termination of the optionee's service, he or she may exercise his or her option for the period stated in the option agreement, to the extent the option is vested on the date of termination. If termination is due to death or disability, the option usually will remain exercisable for twelve months following such termination. In all other cases, the option generally will remain exercisable for three months.  Nevertheless, an option may never be exercised later than the expiration of its term. The term of any stock option may not exceed ten years, except that with respect to any participant who owns ten percent or more of the voting power of all classes of the Company's outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards

Stock awards are awards or issuances of shares of our common stock that vest in accordance with terms and conditions established by the administrator. Stock awards include stock units, which are bookkeeping entries representing an amount equivalent to the fair market value of a share of common stock, payable in cash, property, or other shares of stock. The administrator may determine the number of shares to be granted, and impose whatever conditions to vesting it determines to be appropriate, including performance criteria and level of achievement versus the criteria that the administrator determines. The criteria may be based on financial performance, personal performance evaluations, and completion of service by the participant. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to a right of repurchase of the unvested portion of such shares at the original price paid by the participant, which the Company may exercise upon the voluntary or involuntary termination of the awardee's service with the Company for any reason, including death or disability.

For stock awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be qualifying performance criteria, as defined by the 2006 Plan.

Stock Appreciation Rights

A stock appreciation right is the right to receive the appreciation in the fair market value of our common stock in an amount equal to the difference between (a) the fair market value of a share of our common stock on the date of exercise, and (b) the exercise price. This amount will be paid, as determined by the administrator, in shares of our common stock with equivalent value, cash, or a combination of both. The exercise price must be at least equal to the fair market value of our common stock on the date of grant. Subject to these limitations, the administrator determines the exercise price, term, vesting schedule, and other terms and conditions of stock appreciation rights, except that stock appreciation rights terminate under the same rules that apply to stock options.

Cash Awards

Cash awards confer upon the participant the opportunity to earn future cash payments tied to the level of achievement with respect to one or more performance criteria established by the administrator for a performance period. The administrator will establish the performance criteria and level of achievement versus these criteria, which will determine the target and the minimum and maximum amount payable under a cash award. The criteria may be based on financial performance or personal performance evaluations, or both. For cash awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the measures established by the administrator must be based on one or more qualifying performance criteria, as defined in the 2006 Plan, and specified in writing.

Other Provisions of the 2006 Plan

Transferability of Awards

Unless the administrator determines otherwise, the 2006 Plan does not permit the transfer of awards other than by beneficiary designation, will, or by the laws of descent or distribution, and only the participant may exercise an award during his or her lifetime.

Preemptive Rights

The 2006 Plan provides that no shares will be issued in violation of any preemptive rights held by any stockholder of the Company.

Adjustments upon Merger or Change in Control

The 2006 Plan provides that in the event of a merger with or into another corporation in which the Company is not the surviving entity or the Company's "change in control," including the sale of all or substantially all of the Company 's assets, and various other events, the Company 's board or the Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award; accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards; provide for the cancellation of awards in exchange for a cash payment to the participant; or provide for the cancellation of awards that have not been exercised or redeemed as of the relevant event.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the board of directors is comprised entirely of independent directors who meet the independence requirements of The NASDAQ and the SEC.  The audit committee operates pursuant to a charter that is available on our website at www.radnet.com under Investor Relations – Corporate Governance.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting.  Our independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the audit committee has reviewed and discussed, with management and Ernst & Young, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008.  The audit committee has also discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the audit committee concerning independence, and has discussed Ernst & Young's independence with Ernst & Young.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of RadNet, Inc. be included in the Company's annual report on Form 10-K for the year ended December 31, 2008.

Audit Committee: Marvin S. Cadwell Lawrence L. Levitt David L. Swartz

-----------------------
This report is submitted by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Howard G. Berger, M.D. is our President and Chief Executive Officer, chair of our board of directors, and owns approximately 15% of our outstanding common stock. Dr. Berger also owns, indirectly, 99% of the equity interests in Beverly Radiology Medical Group ("BRMG"). BRMG provides all of the professional medical services at most of our California facilities under a management agreement and contracts with various other independent physicians and physician groups to provide all of the professional medical services at most of our other California facilities. We obtain professional medical services from BRMG in California, rather than providing such services directly or through subsidiaries, in order to comply with California's prohibition against the corporate practice of medicine. However, as a result of this close relationship with Dr. Berger and BRMG, we believe that we are able to better ensure that professional medical services are provided at our California facilities in a manner consistent with our needs and expectations and those of our referring physicians, patients and payors than if we obtained these services from unaffiliated practice groups.

Under our management agreement with BRMG, which expires on January 1, 2014, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79%, at December 31, 2008, is adjusted annually, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger's compensation, fees payable to us and amounts payable to third parties. For administrative convenience and in order to avoid inconveniencing and confusing our payors, a single bill is prepared for both the professional medical services provided by the radiologists and our non-medical, or technical, services, generating a receivable for BRMG. BRMG maintains a $55 million revolving credit facility with General Electric Capital Corporation from which we may obtain funds by utilizing our accounts receivable for working capital purposes, if needed. We repay or offset these advances with periodic payments from BRMG to us under the management agreement. We guarantee BRMG's obligations under this working capital facility.

Dr. Crues and Dr. Berger receive all or a portion of their salary from BRMG (Please See Summary Compensation Table).

In April 2006, in order to induce Mr. Linden to continue his employment we issued to him a six year warrant to purchase 250,000 shares of common stock at a price per share of $2.52, the public market price of our common stock on the date of issuance, vesting over a six year period.

Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $411,859 in fees during the year ended December 31, 2007 and $398,128 during the year ended December 31, 2008. Mr. Linden has specifically waived any interest in our fees since becoming an officer of the Company.

In March 2006 we extended the warrant originally issued to Norman R. Hames in connection with the acquisition of DIS by reissuing to Mr. Hames a seven year warrant to purchase 1,500,000 shares at an exercise price of $1.12 per share, the public market price of our common stock on the date of the reissuance, vesting over the seven year period.  We have agreed to provide to Mr. Hames a bonus of $.040 per share for each share exercised.  In January 2008, Mr. Hames exercised certain warrants and received a bonus of $129,000.

In recognition of our chief financial officer, Mark D. Stolper’s services to the Company, on July 11, 2006, the Company issued to Mr. Stolper a five-year warrant to purchase 100,000 shares of our common stock at $3.10 per share, the public market price of our common stock on the date of issuance.

On October 28, 2008, we issued five year options vesting over three years to purchase 150,000 shares each to our Executive Vice Presidents, Norman Hames, Steve Forthuber, Mark Stolper and Jeffrey Linden, at an exercise price of $3.24 per share, the public market price of our stock on the date of issuance.

As a matter of policy, the board reviews any transaction in which we are proposed to be a party, directly or indirectly, and any of the following persons or entities is or is entitled to be a party, directly or indirectly, to the transaction or any director has a material financial interest in the transaction:  (i) any of our executive officers or any related person of any such officer or a director, (ii) any person or entity of which the executive officer or director or any related person is the owner of more than 5% of the securities, (iii) any person or entity that controls one or more of the persons specified in subparagraph (ii) or a person that is controlled by, or is under common control with one or more of the persons specified in subparagraph (ii), or (iv) an individual who is a general partner, principal or employer of a director.  Additionally, any transaction which would be required to be disclosed pursuant to Item 404 by Regulation S-K of the Regulations of the SEC is reviewed by the board.

Indemnification Agreements

We have indemnification agreements with each of our directors and certain officers in addition to provisions which are reflected in our certificate of incorporation and bylaws which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting.  If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

For further information about RadNet, Inc., please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2008 which accompanies this proxy statement.  Our annual report on Form 10-K was filed with the SEC on March 16, 2009, and is publicly available on our website at www.radnet.com.  You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

By order of the board of directors, Norman R. Hames Corporate Secretary

EXHIBIT A

RADNET, INC.
2006 EQUITY INCENTIVE PLAN

1.  Purpose of the Plan.  The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders' interest and share in the Company's success.

2.  Definitions.  As used herein, the following definitions shall apply:

"Act" shall mean the Securities Act of 1933, as amended.

"Administrator" shall mean the Board, any Committees, or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

"Affiliate" shall mean any entity that is directly or indirectly in control of or controlled by the Company, or any entity in which the Company has a significant ownership interest as determined by the Administrator.

"Applicable Laws" shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

"Award" shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, SAR, or Cash Award.

"Awardee" shall mean a Service Provider who has been granted an Award under the Plan.

"Award Agreement" shall mean an Option Agreement, Stock Award Agreement, SAR Agreement, or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award.  Each Award Agreement is subject to the terms and conditions of the Plan.

"Board" shall mean the Board of Directors of the Company.

"Cash Award" shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the "Cash Award Agreement").

"Change in Control" shall mean any of the following, unless the Administrator provides otherwise:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii) the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act);

(iv) the dissolution or liquidation of the Company;

(v) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vi) any other event specified, at the time an Award is granted or thereafter, by the Board or a Committee.

Notwithstanding the foregoing, the term "Change in Control" shall not include any underwritten public offering of Shares registered under the Act.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

"Common Stock" shall mean the common stock of the Company, par value $0.01.

"Company" shall mean RadNet, Inc., a Delaware corporation, or its successor.

"Consultant" shall mean any natural person, other than an Employee or Director, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

"Conversion Award" has the meaning set forth in Section 4(b)(xii) of the Plan.

"Director" shall mean a member of the Board.

"Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

"Employee" shall mean an employee of the Company or any Affiliate, and may include an Officer or Director.  Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee's status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

"Grant Date" shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

"Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

"Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

"Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

"Option" shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement").  Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

"Participant" shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

"Plan" shall mean this RadNet, Inc. 2006 Equity Incentive Plan.

"Qualifying Performance Criteria" shall have the meaning set forth in Section 14(b) of the Plan.

"Related Corporation" shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

"Service Provider" shall mean an Employee, Officer, Director, or Consultant.

"Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

"Stock Award" shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

"Stock Appreciation Right" or "SAR" shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR.  The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the "SAR Agreement").

"Stock Unit" shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares.  Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

"Ten-Percent Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

"Termination Date" shall mean the date of a Participant's Termination of Service, as determined by the Administrator in its sole discretion.

"Termination of Service" shall mean ceasing to be a Service Provider.  However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations.  The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

3.  Stock Subject to the Plan.

(a) Aggregate Limits.

(i) The maximum aggregate number of Shares that may be issued under the Plan through Awards is 6,500,000 Shares.  Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 6,500,000 Shares.  The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.

(ii) Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan.  Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased.  Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan.  The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Limit.  Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 125,000 except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 125,000 Shares.  Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Code Section 162(m).

4.  Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  The Plan shall be administered by the Board or one or more Committees, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, Awards to "covered employees" within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv) Other Administration.  The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

(v) Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(b) Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

(i) to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Service Provider;

(iv) to approve the forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the "Conversion Awards").  Any conversion or substitution shall be effective as of the close of the merger or acquisition.  The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity.  Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(xv) to determine whether to provide for the right to receive dividends or dividend equivalents;

(xvi) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii) to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

(xix) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator's Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.  Eligibility.  Awards may be granted to Service Providers of the Company or any of its Affiliates.

6.  Effective Date and Term of the Plan.  Subject to stockholder approval, the Plan shall become effective upon its adoption by the Board.  Options, SARs, and Cash Awards may be granted immediately thereafter; provided, that no Option or SAR may be exercised and no Stock Award may be granted under the Plan until it is approved by the stockholders of the Company, in the manner and to the extent required by Applicable Law, within 12 months after the date of adoption by the Board.  The Plan shall continue in effect for a term of ten years from the date of the Plan's adoption by the Board unless terminated earlier under Section 16 herein.

7.  Term of Award.  The term of each Award shall be determined by the Administrator and stated in the Award Agreement.  In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.  Options.  The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  Notwithstanding the foregoing, if any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

(c) Vesting Period and Exercise Dates.  Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option's term as determined by the Administrator.  The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator.  At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

(d) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option.  The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Board, not less than the par value of such Shares.  Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer;

(iii) subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

(v) cashless, subject to any conditions or limitations established by the Administrator;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

9.  Incentive Stock Option Limitations.

(a) Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

(b) $100,000 Limitation.  Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options.  An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee's ability to exercise the Incentive Stock Option related to the performance of services is satisfied.  If the Awardee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered.  For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted.  However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration.  The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Leave of Absence.  For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract.  If the period of leave exceeds three months and the Awardee's right to reemployment is not provided by statute or contract, the Awardee's employment with the Company shall be deemed to terminate on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

(d) Transferability.  The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust.  If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(e) Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(f) Ten-Percent Stockholder.  If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

(g) Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify as Incentive Stock Options, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

10.  Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(iii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.  An Option may not be exercised for a fraction of a Share.

(b) Effect of Termination of Service on Options.

(i) Generally.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant's Termination Date.  Unless otherwise provided by the Administrator, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan.  If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to the Plan.

(ii) Disability of Awardee.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant's Termination Date.  Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

(iii) Death of Awardee.  Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated before the Participant's death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person or persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant's death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.  Stock Awards.

(a) Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the Shares, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria.  The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Awardee.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c) Forfeiture.  Unless otherwise provided for by the Administrator, upon the Awardee's Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Participant.

(d) Rights as a Stockholder.  Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.  Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she were an actual stockholder.

12.  Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

(a) Number of SARs.  The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

(b) Exercise Price and Other Terms.  The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

(c) Exercise of SARs.  SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(d) SAR Agreement.  Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e) Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement.  Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

(f) Payment of SAR Amount.  Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR.  This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.  Cash Awards.  Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established by the Administrator for a performance period.

(a) Cash Award.  Each Cash Award shall contain provisions regarding (i) the performance goal or goals and maximum amount payable to the Participant as a Cash Award; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the period as to which performance shall be measured for establishing the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Cash Award before actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.  The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $1,000,000.

(b) Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance or personal performance evaluations or both.  The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.  Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c) Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Cash Award.  The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d) Termination of Service.  The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

14.  Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria.  For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, Related Corporations, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified in the Award by the Committee:  (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders' equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

(c) Certification.  Before payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the Company's intent that all Awards granted under this Plan comply with Section 409A of the Code, and each Award shall be interpreted in a manner consistent with that intention.

15.  Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.

(i) The limitations set forth in Section 3, the number and kind of Shares covered by each outstanding Award, and the price per Share (but not the total price) subject to each outstanding Award shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan for any change in the outstanding Common Stock subject to the Plan, or subject to any Award, resulting from any stock splits, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends.

(ii) The Administrator shall make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with Applicable Laws.  Any determination, substitution or adjustment made by the Administrator under this Section shall be conclusive and binding on all persons.  The conversion of any convertible securities of the Company shall not be treated as a transaction requiring any substitution or adjustment under this Section.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days before such proposed transaction.  In addition, the Administrator may provide that any restrictions on any Award shall lapse before the proposed transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

(c) Change in Control.  If there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee, or board of directors of any surviving entity or acquiring entity may, in its discretion, (i) provide for the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs) of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and SARs and terminate any restrictions on all or any part of the Stock Awards or Cash Awards; (iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Participants; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

16.  Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

(b) Effect of Amendment or Termination.  No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator.  Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

(c) Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.  Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all rights under the Awardee's Awards and all benefits under the Plan.  To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) The Awardee may change such designation of beneficiary at any time by written notice.  If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to receive the Awardee's rights under the Awardee's Awards and all benefits under the Plan, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to receive the Awardee's rights under the Awardee's Awards and all benefits under the Plan to the extent permissible under Applicable Law.

18.  No Right to Awards or to Service.  No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates.  Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.  Preemptive Rights.  No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

20.  Legal Compliance.  No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Share, as well as the exercise of such Award, if applicable, will comply with Applicable Laws.  Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance.  Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.

21.  Inability to Obtain Authority.  To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.  Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

24.  Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of New York.

(b) If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion.  If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision.  The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious.  This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

25. Limitation on Liability.  The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

(a) The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences.  Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26. Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of November 15, 2006.

RADNET, INC. By: /s/ Howard G. Berger, M.D. Its: Chief Executive Officer and President

AMENDMENT NO. 1 TO THE 2006 EQUITY INCENTIVE PLAN

RadNet, Inc. (the "Company") hereby amends its 2006 Equity Incentive Plan (the "Plan"), retroactively effective as of the Plan’s original adoption, as follows:

The second sentence of Section 3(b) of the Plan is hereby amended in its entirety to read as follows:

Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall (i) not apply to any Award that is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, or (ii) be subject to adjustment under Section 15 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

The Company has caused this Amendment No. 1 to be signed on the date indicated below, to be effective as indicated above.

Dated: August 7, 2008	RADNET, INC. By: /s/ Howard G. Berger, M.D. Its: Chief Executive Officer and President

ANNUAL MEETING OF STOCKHOLDERS OF

RADNET, INC.

JUNE 5, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at - http://www.proxyvote.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

▼ Please detach along perforated line and mail in the envelope provided.▼

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following seven persons (except as marked to the contrary) as directors of the Company for a one-year term, or until their successors are duly elected and qualified:		2. To amend the 2006 Equity Incentive Plan to increase the number of shares available to 6,500,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY	m Howard G. Berger, M.D m Marvin S. Cadwell m John V. Crues, III, M.D. m Norman R. Hames	3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐
FOR ALL NOMINEES	m Lawrence L. Levitt m Michael L. Sherman, M.D.	4. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)	m David L Swartz
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW. Where no choice is specified, this proxy card will be voted FOR such proposal where no vote is specified.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here. ●		Please consider the issues discussed in the proxy statement and cast your vote by completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

Stockholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or to vote telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc. Please consult the instruction form received from your broker or bank.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

RADNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2009

The undersigned hereby appoints Mark Stolper and Jeffrey Linden, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at The Olympic Collection, 11301 Olympic Blvd., Los Angeles, California on June 5, 2009 at 10:00 a.m. (Pacific Time) and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given in respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN.  IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1, 2, 3 AND 4.

(Continued and to be signed on the reverse side)